SECOND AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AGREEMENT (this “Second Amendment”) is made as of the 15th day of November, 2011, by and between Artann Laboratories, Inc. (“Artann”), a New Jersey corporation and ProUroCare Medical Inc. (“ProUroCare”), a Nevada corporation.

RECITALS

A.           Artann and ProUroCare entered into a License Agreement (“License Agreement”) on July 25, 2008 relating to a Prostate Mechanical Imaging System (the “PMI System”).

B.           Artann and ProUroCare also entered into a Development and Commercialization Agreement (the “Development Agreement”) on July 25, 2008, relating to such PMI System.

C.           The Parties have concurrently entered into the Development Agreement and License Agreement with the understanding and agreement that both Agreements and their Amendments are to be complied with simultaneously.

D.           The parties have put forward their best efforts and have performed their obligations in full compliance to date with the License Agreement.

E.           On May 2, 2011, FDA outlined its position in the “Draft Guidance for Industry and FDA Staff – Processing/Reprocessing Medical Devices in Health Care Settings: Validation Methods and Labeling,” which significantly expanded its prior requirements for the cleaning and disinfection validation clearance of medical systems.

F.           The parties now wish to amend the License Agreement as provided herein.

Now, therefore, in consideration of the covenants and agreements set forth herein and for valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree as follows:

AGREEMENT

ARTICLE I
DEFINITIONS

1.1           The definition of “FDA Approval” set forth in Section 1.1 of the License Agreement is hereby amended and restated in its entirety to read as follows:

“'FDA Approval’ means the first approval by the FDA of a 510(k)/de novo application on a Generation V PMI system irrespective of whether that PMI System has a single use or reusable probe.”

The remaining terms used in this Second Amendment have the meanings ascribed thereto in the License Agreement and all prior Amendments thereto.

ARTICLE II
AMENDMENTS

2.1           Section 2.5 of the License Agreement is hereby amended and restated in its entirety to read as follows:

“2.5  Generation V PMI Systems.  As of the date of this Second Amendment Artann is in possession of four (4) fully functional Generation V PMI Systems in its possession, and ProUroCare has possession of a fifth such system PMI System.  Upon FDA Approval and ProUroCare’s payment to Artann of the first Two Hundred Fifty Thousand Dollar ($250,000.00) installment of the Seven Hundred Fifty Thousand Dollars ($750,000.00) specified in Section 3.3(c) of the Development Agreement, as amended, Artann will allow ProUroCare to have possession of a total of four (4) of the PMI Systems for use in: 1) the conduct of FDA approved clinical trials; 2) Scientific Advisory Board training; 3) investor presentations; and 4) contract manufacturer’s assessment.  The costs of the transfer and shipment of the systems will be the responsibility of ProUroCare, and Artann shall use best efforts to assist in the shipment of the PMI Systems to locations when and as designated by ProUroCare.  Ownership of all five (5) PMI Generation V PMI Systems shall transfer from Artann to ProUroCare, subject to the inventory and accountability requirements as specified by the Department of Health and Human Services, immediately upon ProUroCare’s payment to Artann of the final installment of the Seven Hundred Fifty Thousand Dollars ($750,000.00) specified in Section 3.3(c) of the Development Agreement, as amended.”

2.2           Section 3.3 of the License Agreement is hereby amended and restated in its entirety to read as follows:

“3.3  Minimum Royalties.  ProUroCare agrees that the minimum annual royalty payable under Section 3.2 shall be equal to Fifty Thousand Dollars ($50,000.00) per year for each of the first two (2) years after FDA Approval and One Hundred Thousand Dollars ($100,000.00) per year for each year thereafter until termination or expiration of this Agreement.  Each such minimum royalty payment shall be made within thirty (30) days following the period for which such annual royalty payment is due.  The minimum annual royalty payments are nonrefundable but fully creditable against any royalty due and payable for that year pursuant to Section 3.2.”

IN WITNESS THEREOF, the parties, intending to be legally bound, have caused this Amendment to be executed by their duly authorized officers, as of the effective date of this Amendment.

PROUROCARE MEDICAL, INC.		ARTANN LABORATORIES, INC.

By:	/s/Richard C. Carlson	By:	/s/Noune Sarvazyan
	Richard Carlson	Noune Sarvazyan

Title: Chief Executive Officer		Title: Chief Executive Officer